POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that the undersigned (Grantor) has made, constituted and appointed, and by these presents does make, constitute and appoint, each of Christopher K. Kay, Louis Lipschitz and Jon W. Kimmins (each, an Attorney-in-fact), the true and lawful agent and attorney-in fact, with full power of substitution and resubstitution, of the Grantor, for and in the Grantor's name, place and stead, to do all or any of the following acts, matters and things:

      1. To sign for and on behalf of the Grantor, in the Grantor's capacity as an officer and/or director of Toys R Us, Inc. (the Company), as applicable, statements on Form 4 or Form 5 (together, Section 16 Filings), or amendments thereto pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.

      2. To do all such other acts and things as, in such Attorney-in-fact's discretion, he deems appropriate or desirable for the purpose of completing and filing such Section 16 Filings or amendments thereto.

      3.	To appoint in writing one or more substitutes who shall have the power to act on behalf of the Grantor as if that substitute or those substitutes shall have been originally appointed Attorney(s)-in-fact by this Power of Attorney and/or to revoke any such appointment at any time without assigning any reason therefor.

      The Grantor hereby ratifies and confirms all that said Attorneys-in-fact or any substitute or substitutes may lawfully do or cause to be done by virtue hereof. The Grantor acknowledges that the foregoing Attorneys-in-fact and any substitute or substitutes, in serving in such capacity, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

      This Power of Attorney shall remain in full force and effect until the Grantor is no longer required to file Forms 4 and 5 with respect to the Grantor's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Grantor in a signed writing delivered to the foregoing Attorneys-in-fact.

IN WITNESS WHEREOF, the Grantor duly assents to this Power of Attorney by his or her signature as of the 20th day of January 2003.

                                          /s/ RoAnn Costin
                                          Signature

                                          RoAnn Costin
                                          Print Name